Exhibit 21

SUBSIDIARIES OF THE REGISTRANT (a)

Name	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business

PACCAR of Canada Ltd.	Canada	PACCAR of Canada Ltd.
Canadian Kenworth Co.
Peterbilt of Canada
PACCAR Parts of Canada

PACCAR Australia Pty. Ltd.	Australia	PACCAR Australia Pty. Ltd.
Kenworth Trucks
PACCAR Parts
DAF Trucks Australia

PACCAR Financial Pty. Ltd. (b)	Australia	PACCAR Financial Pty. Ltd.

PACCAR Mexico, S.A. de C.V.	Mexico	PACCAR Mexico, S.A. de C.V.

Kenworth Mexicana, S.A. de C.V. (c)	Mexico	Kenworth Mexicana, S.A. de C.V. Kenmex

PACCAR Capital Mexico, S.A. de C.V. (c)	Mexico	PACCAR Capital Mexico, S.A. de C.V.

PACCAR Parts Mexico, S.A. de C.V. (c)	Mexico	PACCAR Parts Mexico, S.A. de C.V.

PacLease Mexicana, S.A. de C.V. (c)	Mexico	PacLease Mexicana, S.A. de C.V.
PacLease

PACCAR Financial Mexico, S.A. de C.V. (d)	Mexico	PACCAR Financial Mexico, S.A. de C.V.

DAF Caminhões Brasil Indústria Ltda. (e)	Brasil	DAF Brasil

DAF Trucks N.V. (e)	Netherlands	DAF Trucks N.V.
PACCAR Parts Europe

DAF Trucks Vlaanderen N.V. (f)	Belgium	DAF Trucks Vlaanderen N.V.

DAF Trucks Limited (U.K.) (f)	United Kingdom	DAF Trucks Limited (U.K.)

DAF Trucks Deutschland GmbH (f)	Germany	DAF Trucks Deutschland GmbH

DAF Trucks France, S.A.R.L. (f)	France	DAF Trucks France, S.A.R.L.

DAF Vehiculos Industriales S.A.U. (f)	Spain	DAF Vehiculos Industriales S.A.U.

DAF Veicoli Industriali S.P.A. (f)	Italy	DAF Veicoli Industriali S.P.A.

DAF Trucks Polska SP.Z.O.O. (f)	Poland	DAF Trucks Polska SP.Z.O.O.

PACCAR Trucks U.K. Ltd. (e)	England and Wales	PACCAR Trucks U.K. Ltd.

PACCAR Parts U.K. Limited (g)	England and Wales	PACCAR Parts U.K. Limited

Leyland Trucks Limited (h)	England and Wales	Leyland Trucks Limited

PACCAR Engine Company	Mississippi	PACCAR Engine Company

PACCAR Financial Corp.	Washington	PACCAR Financial Corp.
PACCAR Leasing Company

SUBSIDIARIES OF THE REGISTRANT (a)

Name	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business

PACCAR Financial Services Ltd. (i)	Canada	PACCAR Financial Services Ltd.
PACCAR Leasing of Canada a division of PACCAR Financial Services Ltd.

PACCAR Financial Ltd. (j)	Canada	PACCAR Financial Ltd.

PACCAR Sales North America, Inc.	Delaware	PACCAR Sales North America, Inc.

PACCAR Holding B.V. (k)	Netherlands	PACCAR Holding B.V.

PACCAR Financial Europe B.V. (e)	Netherlands	PACCAR Financial Europe B.V.

PACCAR Financial Holdings Europe B.V. (l)	Netherlands	PACCAR Financial Holdings Europe B.V.

PACCAR Financial Belux BVBA (m)	Belgium	PACCAR Financial Belux BVBA

PACCAR Financial Deutschland GmbH (m)	Germany	PACCAR Financial Deutschland GmbH

PACCAR Leasing GmbH (m)	Germany	PACCAR Leasing Europe

PACCAR Financial Espana S.L.U. (m)	Spain	PACCAR Financial Espana S.L.U.

PACCAR Financial France S.A.S. (m)	France	PACCAR Financial France S.A.S.

PACCAR Financial Italia S.r.l. (m)	Italy	PACCAR Financial Italia S.r.l.

PACCAR Financial PLC (m)	United Kingdom	PACCAR Financial PLC

PACCAR Financial Nederland B.V. (m)	Netherlands	PACCAR Financial Nederland B.V.

PACCAR Financial Services Europe B.V. (m)	Netherlands	PACCAR Financial Services Europe B.V.

(a)	The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary
(b)	A wholly owned subsidiary of PACCAR Australia Pty. Ltd.
(c)	A wholly owned subsidiary of PACCAR Mexico, S.A. de C.V.
(d)	A wholly owned subsidiary of Truck Acceptance Corporation, which is a wholly owned subsidiary of PACCAR Inc
(e)	A wholly owned subsidiary of PACCAR Holding B.V.
(f)	A wholly owned subsidiary of DAF Trucks N.V.
(g)	A wholly owned subsidiary of PACCAR Trucks U.K. Ltd.
(h)	A wholly owned subsidiary of PACCAR Parts U.K. Limited
(i)	A wholly owned subsidiary of PACCAR of Canada Ltd.
(j)	A wholly owned subsidiary of PACCAR Financial Services Ltd.
(k)	A wholly owned subsidiary of PACCAR Sales North America, Inc.
(l)	A wholly owned subsidiary of PACCAR Financial Europe B.V.
(m)	A wholly owned subsidiary of PACCAR Financial Holdings Europe B.V.

F-2